Exhibit 99.2

This is not a Letter of Transmittal and Election Form. This Notice of Guaranteed Delivery is for use in accepting the Offer by AbitibiBowater Inc. (doing business as Resolute Forest Products) and RFP Acquisition Inc. for all issued and outstanding common shares of Fibrek Inc.

NOTICE OF GUARANTEED DELIVERY

for Deposit of Common Shares of

FIBREK INC.

Pursuant to the Offer to Purchase and Circular dated December 15, 2011, made by

ABITIBIBOWATER INC. (doing business as RESOLUTE FOREST PRODUCTS),

and

RFP ACQUISITION INC.,

a wholly-owned subsidiary of ABITIBIBOWATER INC.

USE THIS NOTICE OF GUARANTEED DELIVERY OR A MANUALLY EXECUTED FACSIMILE HEREOF IF YOU WISH TO ACCEPT THE OFFER BUT YOUR FIBREK SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR IF YOU ARE NOT ABLE TO DELIVER YOUR FIBREK SHARE CERTIFICATE(S) ALONG WITH ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M., EASTERN TIME, ON JANUARY 20, 2012 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN BY THE OFFERORS.

This notice of guaranteed delivery (the “Notice of Garanteed Delivery”) (or a manually signed facsimile copy hereof) must be used to accept the offer, dated December 15, 2011 (the “Offer”) made by AbitibiBowater Inc., a Delaware corporation doing business as Resolute Forest Products (“Resolute”), and RFP Acquisition Inc. a Canadian corporation and an indirect wholly-owned subsidiary of Resolute (“RFP” and, together with Resolute, the “Offerors”), to purchase all of the issued and outstanding common shares of Fibrek Inc. (“Fibrek”), including any Fibrek common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time, upon the exercise of options issued under Fibrek’s share option plan implemented on May 19, 2010 or the exercise, conversion or exchange of other securities of Fibrek that are convertible into or exercisable or exchangeable for Fibrek Shares (as defined below), together with any rights associated with Fibrek Shares that may be issued under any shareholder rights plan which may be adopted by Fibrek before the Expiry Time (collectively, the “Fibrek Shares”), only if (i) certificate(s) representing the Fibrek Shares (the “Fibrek Share Certificates”) to be deposited are not immediately available, (ii) a Fibrek shareholder is not able to deliver the Fibrek Share Certificates and all other required documents to the depositary and exchange agent appointed for the Offer, Canadian Stock Transfer Company Inc. (acting in its capacity as administrative agent of CIBC Mellon Trust Company) (the “Depositary”) before the Expiry Time, or (iii) the procedures for delivery by book-entry transfer, as set forth in the Offer, cannot be complied with on a timely basis.

The terms and conditions of the Offer set forth in the Offerors’ formal offer to purchase and take-over bid circular dated December 15, 2011 (the “Offer to Purchase and Circular”) are incorporated by reference into this Notice of Guaranteed Delivery. Certain terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and Circular, have the respective meanings ascribed to them therein. The Offer to Purchase and Circular contains important information and Fibrek shareholders are urged to read the Offer to Purchase and Circular in its entirety.

In this Notice of Guaranteed Delivery, “Cdn$” refers to Canadian dollars.

The Depositary (the address and telephone number of which are on the back cover of this Notice of Guaranteed Delivery) or your broker, bank, custodian or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If a Fibrek shareholder wishes to deposit Fibrek Shares pursuant to the Offer and (i) the Fibrek Share Certificates to be deposited are not immediately available, (ii) a Fibrek shareholder is not able to deliver the Fibrek Share Certificates and all other required documents to the Depositary before the Expiry Time, or (iii) the procedures for delivery by book-entry transfer, as set forth in the Offer, cannot be complied with on a timely basis, such Fibrek Shares may nevertheless be deposited if all of the following conditions are met:

a)	the deposit is made by or through an Eligible Institution (as defined below);

b)	a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile thereof) with any required signature guarantees, is received by the Depositary at its office specified on the back cover of this Notice of Guaranteed Delivery at or before the Expiry Time; and

c)	the Fibrek Share Certificates (or Book-Entry Confirmation) representing the deposited Fibrek Shares, together with a properly completed and duly executed letter of transmittal and election form (the “Letter of Transmittal”) (or a manually signed facsimile thereof) with any required signature guarantees in the appropriate form (or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Fibrek Shares held in CDS) or an Agent’s Message (in the case of Fibrek Shares held in DTC)) and any other documents required by the Letter of Transmittal, are received at the office of the Depositary in Toronto, Ontario, Canada on or before 5:00 p.m. (local time at the place of deposit) on the third trading day on the Toronto Stock Exchange (“TSX”) after the date on which the Expiry Time occurred.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Agent Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934). Members of these programs are usually members of a recognized stock exchange in Canada or the U.S., members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks and trust companies in the U.S.

The undersigned understands and acknowledges that payment for Fibrek Shares deposited and taken up by the Offerors will be made only after timely receipt by the Depositary of the Fibrek Share Certificates (or Book-Entry Confirmation) representing the deposited Fibrek Shares, together with a properly completed and duly executed Letter of Transmittal (or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Fibrek Shares held in CDS) or an Agent’s Message (in the case of Fibrek Shares held in DTC)) in the appropriate form covering such shares and any other documents required by this Letter of Transmittal, are received at the office of the Depositary in Toronto, Ontario, Canada on or before 5:00 p.m. (local time at the place of deposit) on the third trading day on TSX after the date on which the Expiry Time occurred. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offerors or the Depositary to persons depositing Fibrek Shares on the Offer Consideration (as defined in the Offer to Purchase and Circular) payable in respect of such Fibrek Shares regardless of any delay in making such payment, and that the Offer Consideration for the Fibrek Shares deposited pursuant to the guaranteed delivery procedures will be the same as that for the Fibrek Shares delivered to the Depositary prior to the Expiry Time of the Offer, even if the Fibrek Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase entitled “Manner of Acceptance”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Fibrek Shares is not made, until after the take up and payment for the Fibrek Shares under the Offer.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by applicable Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by Law, survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

Fibrek shareholders should contact the Depositary or their broker or investment dealer for assistance in accepting the Offer and in depositing Fibrek Shares with the Depositary. The contact details of the Depositary are provided on the back cover of this Notice of Guaranteed Delivery and of the Offer to Purchase and Circular.

TO:	AbitibiBowater Inc. (doing business as Resolute Forest Products) and RFP Acquisition Inc.
AND TO:	Canadian Stock Transfer Company Inc. (in its capacity as administrative agent of CIBC Mellon Trust Company), acting as Depositary for the Offer

TO TENDER FIBREK SHARES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS OFFICE SPECIFIED ON THE BACK COVER OF THIS NOTICE OF GUARANTEED DELIVERY AT OR BEFORE THE EXPIRY TIME OF THE OFFER AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY. DELIVERY TO AN ADDRESS OR TRANSMISSION VIA A FACSIMILE NUMBER OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND FIBREK SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. FIBREK SHARE CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offerors, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Fibrek Shares listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase entitled “Manner of Acceptance – Procedures for Guaranteed Delivery.”

Box 1
DESCRIPTION OF FIBREK SHARES DEPOSITED
Fibrek Share Certificate Number(s)*	Name(s) in which Fibrek Shares are Registered	Number of Fibrek Shares Represented by Certificate*	Number of Fibrek Shares Deposited**

Total of Fibrek Shares:

*	Need not be completed if transfer is made by book entry.

**	Unless otherwise indicated, it will be assumed that all Fibrek Shares evidenced by any Fibrek Share Certificates delivered to the Depositary are being deposited.

Box 2
ELECTION FOR CASH AND SHARES OR CASH OR SHARES

Under the Offer, the undersigned hereby elects to receive one of the following forms of consideration for the deposited Fibrek Shares represented by the certificate(s) listed in Box 1 above. Fibrek shareholders may elect to receive either the Cash and Share Option (Option A) OR the Cash Only Option (Option B) OR the Shares Only Option (Option C).

FIBREK SHAREHOLDERS MAY CHOOSE ONE OF THE OPTIONS BELOW:
☐ Option A – THE CASH AND SHARE OPTION Fibrek shareholders who check this box will receive for each Fibrek Share Cdn$0.55 in cash plus 0.0284 of a Resolute Common Stock deposited under this Option A.

☐ Option B – THE CASH ONLY OPTION

Fibrek shareholders who check this box will receive Cdn$1.00 in cash for each Fibrek Share (subject to proration in the manner set forth in the Offer to Purchase) deposited under this Option B.

☐ Option C – THE SHARES ONLY OPTION

Fibrek shareholders who check this box will receive 0.0632 of a Resolute Common Stock for each Fibrek Share (subject to proration in the manner set forth in the Offer to Purchase) deposited under this Option C.

Any Fibrek shareholder who does not properly elect one of the Cash and Share Option, the Cash Only Option or the Shares Only Option in this Letter of Transmittal and the Notice of Guaranteed Delivery, if applicable, with respect to any Fibrek Shares deposited by such shareholder pursuant to the Offer will be deemed to have elected the Cash and Share Option.

Fractional shares of Resolute Common Stock will not be issued pursuant to the Offer. The consideration paid to Fibrek shareholders in lieu of fractional Resolute Common Stock will be distributed by the Depositary to such Fibrek shareholders on a pro rata basis net of commissions, as described in Section 3 of the Offer to Purchase entitled “Manner of Acceptance – Fractional Shares”.

☐ Check here if Fibrek Shares will be delivered by book-entry transfer to the Depositary’s account at CDS or DTC and complete the following:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

FIBREK SHAREHOLDER SIGNATURE(S)

Signature(s) of Fibrek shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code/Zip Code

Daytime Telephone Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees to deliver to the Depositary, at its address set forth herein, Fibrek Share Certificates deposited hereby in proper form for transfer, together with the duly executed Letter of Transmittal or a manually signed facsimile copy thereof with any required signature guarantees (or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Fibrek Shares held in CDS) or an Agent’s Message (in the case of a book-entry delivery for DTC accounts), and any other documents required by the Letter of Transmittal, on or before 5:00 p.m. (local time at the place of deposit) on the third trading day on TSX after the Expiry Time of the Offer.

Name of the firm:	Authorized Signature:

Address of the firm:	Name:

Title:

Telephone Number:	Dated:

THE DEPOSITARY FOR THE OFFER IS:

The office of the Depositary is:

Canadian Stock Transfer Company Inc.

acting in its capacity as administrative agent for CIBC Mellon Trust Company,

By Hand or Courier

320 Bay Street, Basement Level (B1 Level)

Toronto, ON M5H 4A6

By Mail

P.O. Box 1036

Adelaide Street Postal Station

Toronto, ON M5C 2K4

Inquiries

Local: (416) 682-3860

Toll Free (North America): 1-800-387-0825

Local Facsimile: (514) 985-8846

E-mail: inquiries@canstockta.com

Any questions and requests for assistance may be directed by Fibrek shareholders to the Depositary at its telephone number and location set forth above.